                                                                   EXHIBIT 10.82

                                 MEDAREX, INC.

                     EXECUTIVE DEFERRED COMPENSATION PLAN

                                                                Exhibit ____
                               TABLE OF CONTENTS
                                                                        Page
                                                                        ----


ARTICLE I DEFINITIONS....................................................  1

   1.1     "Board of Directors"..........................................  1
   1.2     "Committee"...................................................  1
   1.3     "Credited Investment Return (Loss)"...........................  1
   1.4     "Deferral Account"............................................  1
   1.5     "Deferral Amount".............................................  1
   1.6     "Deferral Election"...........................................  1
   1.7     "Effective Date"..............................................  1
   1.8     "Executive"...................................................  1
   1.9     "Hardship"....................................................  1
   1.10    "Year"........................................................  2
   1.11    "Plan"........................................................  2
   1.12    "Plan Year"...................................................  2
   1.13    "Supplemental Executive Benefits".............................  2

ARTICLE II ELIGIBILITY...................................................  2

   2.1     Eligible Persons..............................................  2
   2.2     Commencement of Participation.................................  2
   2.3     Termination of Participation..................................  3

ARTICLE III STOCK OPTION GAIN DEFERRALS..................................  3

   3.1     Stock Option Gain Deferrals...................................  3
   3.2     No Withdrawal.................................................  3

ARTICLE IV CREDITED INVESTMENT RETURN (LOSS) ON DEFERRAL ACCOUNTS........  3
   4.1     Deferral Account..............................................  3
   4.2     Credited Investment Return (Loss).............................  3

ARTICLE V BENEFITS.......................................................  4

   5.1     Distribution of Benefits......................................  4
   5.2     Change of Distribution Election...............................  4
   5.3     Payment to Estate.............................................  4
   5.4     Early Withdrawals.............................................  4
   5.5     Automatic Lump-Sum Distribution for Accounts below $25,000....  5
   5.6     Tax Withholding...............................................  5

ARTICLE VI OBLIGATION TO PAY SUPPLEMENTAL EXECUTIVE BENEFITS.............  5

   6.1     Benefits Paid From General Corporate Assets; Payment in Cash
           or Stock......................................................  5

                               TABLE OF CONTENTS
                                  (continued)

                                                                        Page
                                                                        ----


   6.2     No Secured Interest...........................................  5

ARTICLE VII ADMINISTRATION...............................................  5

   7.1     Administration of the Plan....................................  5
   7.2     Indemnification...............................................  5

ARTICLE VIII MISCELLANEOUS...............................................  5

   8.1     Nontransferaility.............................................  5
   8.2     Binding Effect................................................  6
   8.3     No Rights as Employee.........................................  6
   8.4     Reimbursement of Costs........................................  6
   8.5     Arbitration...................................................  6
   8.6     Applicable Law................................................  6
   8.7     Entire Agreement..............................................  6
   8.8     Termination or Amendment of Plan..............................  6

                 MEDAREX, INC. EXECUTIVE DEFERRED SAVINGS PLAN

     This Medarex, Inc. Executive Deferred Savings Plan is adopted effective March ___ 1999. Throughout the Plan, the term "Company" shall mean Medarex, Inc., but shall also include wherever applicable (with such applicability determined solely in the discretion of the Committee) any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity or investment interest.

                                   ARTICLE I

                                  DEFINITIONS

     Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context dearly indicates otherwise, and the following definitions shall govern the Plan:

     1.1  "Board of Directors" or "Board" means the Board of Directors of
           ------------------
Medarex, Inc.

     1.2  "Committee" means an independent Committee appointed by the Board to
           ---------
administer this Plan and to take such other actions as may be specified herein.

     1.3  "Credited Investment Return (Loss)" means the hypothetical investment
           ---------------------------------
return which shall be credited to Executive's Deferral Accounts pursuant to
Article IV.

     1.4  "Deferral Account" means the book entry account established under the
           ----------------
Plan for each Executive to which shall be credited (or debited) the Executive's Stock Option Deferral Amounts made pursuant to Article III and Executive's Credited Investment Return (Loss) determined under Article IV and which shall be reduced by any distributions made to Executive and any charges which may be imposed on such Deferral Account pursuant to the terms of the Plan.

     1.5  "Deferral Amount" means the Stock Option Deferral Amount which
           ---------------
Executive elects to contribute for Supplemental Executive Benefits pursuant to
Article III.

     1.6  "Deferral Election" means the form of Stock Option Deferral Election
           -----------------
as prescribed by the Committee, as modified from time to time.

     1.7  "Effective Date" means March 31, 1999.
           --------------

     1.8  "Executive" means a highly compensated, key management employee, or
           ---------
other person who has been designated by the Committee as eligible to participate in this Plan.

     1.9  "Hardship" means a severe financial hardship to the Executive
           --------
resulting from:

          (a) Sudden or unexpected illness or accident of either the Executive or dependent of same, or

          (b) Loss of the Executive's property due to casualty or other extraordinary and unforeseeable circumstances beyond the control of the Executive.

     A severe financial hardship shall not constitute a Hardship under the Plan to the extent that it is, or may be, relieved by:

          (i) Reimbursement or compensation, by insurance or otherwise;

          (ii) Liquidation of the Executive's assets to the extent that the liquidation of such assets would not itself cause severe financial hardship.

     A Hardship under the Plan does not include:

          (iii)  Sending a child to college; or

          (iv) Purchasing a home, per IRS Rev. Proc. 95-64.

     1.10 "Year" means the Company's fiscal year unless otherwise noted.
           ----

     1.11 "Plan" shall mean this Medarex, Inc. Executive Deferred Savings Plan,
           ----
as it may be amended from time to time.

     1.12 "Plan Year" means the 12-month period commencing on January 1 and
           ---------
ending on December 31.

     1.13 "Supplemental Executive Benefits" means the benefits payable to
           -------------------------------
Executive under this Plan.

                                   ARTICLE II

                                  ELIGIBILITY

     2.1  Eligible Persons.  Eligibility for participation in the Plan shall be
          ----------------
limited to employees of the Company on its U.S. payroll who, at all times, have a base salary of at least $140,000 per annum and who are designated as eligible by the Committee, in its sole discretion, to participate in the Plan and such other designated individuals as are designated as eligible by the committee . Individuals who are eligible shall be notified by the Company as to their eligibility to participate in the Plan.

     2.2  Commencement of Participation.  An Executive may begin participation
          -----------------------------
in the Plan immediately following the date he or she is notified of eligibility to participate, subject to the submission of a Deferral Election at such time period prior to the exercise of a stock option as the Committee shall designate.

     2.3  Termination of Participation.  Active participation in the Plan shall
          ----------------------------
end when an Executive's employment or consultancy terminates for any reason. No contributions to the Plan shall be made with respect to stock options exercised after such termination date, and any election to defer stock option gain under the Plan that was made prior to such termination of employment shall be without further force and effect. Upon termination of employment, an Executive shall remain an inactive participant in the Plan until all of the benefits to which he or she is entitled thereunder have been paid in full.

                                  ARTICLE III

                          STOCK OPTION GAIN DEFERRALS

     3.1  Stock Option Gain Deferrals.
          ---------------------------

          (a) Upon submitting a Deferral Election with the Company, Executive agrees to irrevocably exercise a nonstatutory stock option at a specified time in the future, with the minimum length of such time set by the Committee, using for such exercise Company stock that has been held by Executive for at least six months. Instead of receiving shares of Company stock upon such option exercise, Executive's Deferral Account under this Plan shall be credited with an amount equal to the difference between the closing sales price of the Company's common stock on the date of exercise minus the per share exercise price multiplied by the total number of shares exercised (the "Stock Option Deferral Amount"). The Executive agrees to satisfy the Company's employment tax withholding obligations arising from the option exercise separately, by check, payroll withholding or such other means as the Committee, in its sole discretion, provides.

          (b) Executive's Deferral Election shall be irrevocable unless Executive terminates employment with the Company prior to the date of exercise, in which case the Deferral Election shall be without further force and effect.

     3.2  No Withdrawal.  Except as provided in Section 5.3 below, the Deferral
          -------------
Amounts may not be withdrawn by Executive and shall be paid only in accordance with the provisions of this Plan.

                                   ARTICLE IV

             CREDITED INVESTMENT RETURN (LOSS) ON DEFERRAL ACCOUNTS

     4.1  Deferral Account.
          ----------------

          (a) A Deferral Account shall be established and maintained for each Executive which shall be credited (debited) with such Executive's Stock Option Deferral Amounts and the Credited Investment Return (Loss) as determined under this Article IV. The Executive's Deferral Account shall be charged with the amount of any distributions made pursuant to the Plan.

     4.2  Credited Investment Return (Loss).  Each Executive's Deferral Account
          ---------------------------------
shall be credited monthly with the Credited Investment Return (Loss) attributable to his or her Deferral Account. The Credited Investment Return
(Loss) is the amount which the Executive's Deferral

Account would have earned if the amounts credited to the Deferral Account had, in fact, been invested in the Company Stock, purchased at the closing sales price on the date of option exercise, and assuming reinvestment of all dividends back into such Company Stock at the Company Stock closing sales price on the date of the dividend distribution.

                                   ARTICLE V

                                    BENEFITS

     5.1  Distribution of Benefits.  Benefits shall be distributed in accordance
          ------------------------
with the elections specified within an Executive's Deferral Election.

     5.2  Change of Distribution Election.  The Executive may file an amended
          -------------------------------
election to change the distribution election at any time which is more than one
(1) year prior to the applicable specified fixed date at which elections must commence. For example, if an Executive elects to have distributions commence at the earlier of termination of employment or three years following the date of the Deferral Election, the Executive may file an amended election at any time prior to two years following the date of the Deferral Election. Such amended election may either (i) increase the duration of the specified fixed period at which elections may commence (e.g., from three to five years) or the distribution period (e.g. from 20 to 40 quarterly installments). Any amended election which is filed within one (1) year of the applicable specified date at which elections shall commence shall be void and without effect and the most recently effective election shall control instead.

     5.3  Payment to Estate.  In the event Executive dies after installment
          -----------------
payments have begun but before all of the installments are paid, the undistributed installments shall be paid to his or her estate as they become due.

     5.4  Early Withdrawals.
          -----------------

          (a) Notwithstanding any other provision of this Plan, Executive may, upon thirty (30) days prior written notice, withdraw up to ninety-two percent (92%) of the vested amount credited to his or her Deferral Account determined at the time of such withdrawal. Upon such withdrawal, eight percent (8%) of the amount requested from Executive's Deferral Account shall be forfeited and Executive shall have no further right thereto. Executive shall be prohibited from making any further stock option gain deferrals pursuant to this Plan for the remainder of the Plan Year in which the withdrawal occurred and for the following Plan Year. An Executive may only make a maximum of two early withdrawals pursuant to this Section 5.4(a).

          (b) Notwithstanding any other provision of this Plan, Executive may request to withdraw any or all of the vested amount credited to his or her Deferral Account in the event of a Hardship. The determination of whether such a withdrawal request shall be approved shall be made by the Committee in its sole discretion. Executive shall be required to demonstrate to the Committee's satisfaction that the financial burden imposed by the Hardship cannot reasonably be satisfied out of Executive's other financial resources. Withdrawals pursuant to a Hardship request shall only be permitted, if at all, to the extent reasonably required to satisfy Executive's need.

     5.5  Automatic Lump-Sum Distribution for Accounts below $25,000.
          ----------------------------------------------------------
Notwithstanding any other provisions of this Plan or the provisions of an Executive's deferral election, in the event that an Executive has less than twenty-five thousand dollars ($25,000) credited to his or her Deferral Account as of the date of his or her termination of employment with the Company, 100% of his or her Deferral Account shall be distributed to him or her in a single lump-sum payment within a reasonable amount of time following the date of such termination of employment.

     5.6  Tax Withholding.  All payments under this Plan shall be subject to all
          ---------------
applicable withholding for state and federal income tax and to any other federal, state or local tax which may be applicable thereto.

                                   ARTICLE VI

               OBLIGATION TO PAY SUPPLEMENTAL EXECUTIVE BENEFITS

     6.1  Benefits Paid From General Corporate Assets;  Payment in Stock.  All
          --------------------------------------------------------------
benefits payable to Executive hereunder, shall be paid by the Company out of its general corporate assets. Payment of benefits hereunder shall be made only in shares of Company common stock.

     6.2  No Secured Interest.  Deferral Accounts shall be subject to the claims
          -------------------
of creditors of the Company. Executive is a general unsecured creditor of the Company with respect to the promises of the Company made herein.

                                  ARTICLE VII

                                 ADMINISTRATION

     7.1  Administration of the Plan.  The Plan shall be administered by the
          --------------------------
Committee. The Committee shall have full power and discretionary authority to administer, construe and interpret the Plan, to establish procedures for administering the Plan, to prescribe forms, and take any and all necessary or desirable actions in connection with the Plan. The Committee's interpretation and construction of the Plan shall be conclusive and binding on all persons. The Committee may appoint a plan administrator or any other agent and delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

     7.2  Indemnification.  The committee and each of its members are
          ---------------
indemnified by the Company against any and all liabilities incurred by reason of any action taken in good faith pursuant to the provisions of the Plan.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1  Nontransferability.  The right of Executive or any other person to the
          ------------------
payment of any benefits under this Plan shall not be assigned, transferred, pledged or encumbered.

     8.2  Binding Effect.  This Plan shall be binding upon and inure to the
          --------------
benefit of the Company, its successors and assigns and Executive and his heirs, executors, administrators and legal representatives.

     8.3  No Rights as Employee.  Nothing contained herein shall be construed as
          ---------------------
conferring upon any Executive the right to continue in the employ of the Company as an employee.

     8.4  Reimbursement of Costs.  If the Company, Executive or a successor in
          ----------------------
interest to either of the foregoing, brings legal action to enforce any of the provisions of this Plan, the prevailing party in such legal action shall be reimbursed by the other party, the prevailing party's costs of such legal action including, without limitation, reasonable fees of attorneys, accountants and similar advisors and expert witnesses.

     8.5  Arbitration.  Any dispute or claim relating to or arising out of this
          -----------
Plan shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Princeton, New Jersey.

     8.6  Applicable Law.  This Plan shall be construed in accordance with and
          --------------
governed by the laws of the State of New Jersey.

     8.7  Entire Agreement.  This Plan and any applicable deferral election
          ----------------
forms constitute the entire understanding and agreement with respect to the Plan, and there are no agreements, understandings, restrictions, representations or warranties among Executive and the Company other than those as set forth or provided for therein.

     8.8  Termination or Amendment of Plan.
          --------------------------------

          (a) This Plan may be amended by the Company at any time in its sole discretion by resolution by its Board; provided, however, that no amendment may be made which would alter the irrevocable nature of a Deferral Election or which would reduce the amount credited to an Executive's Deferral Account on the date of such amendment.

          (b) Notwithstanding the foregoing paragraph or any other provision in this Plan to the contrary, The Company reserves the right to terminate the Plan in its entirety at any time upon fifteen (15) days notice to Executives. If the Plan is terminated, all benefits shall be paid pursuant to the provisions of
Article 5 as if such Executive had voluntarily terminated employment on the date of Plan termination.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer effective as of the Effective Date.

                                MEDAREX, INC.

                                By:
                                   -----------------------------------